                                                                    EXHIBIT 3.01

                                RESTATED BY-LAWS

                                       OF


                                  ALUMAX INC.

                        AS AMENDED ON SEPTEMBER 5, 1996

                                   ARTICLE I

                                  Stockholders


                 Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of Directors at such date, time and place either within or without the State of Delaware as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

                 Section 1.2. Special Meetings. Special meetings of stockholders may only be called pursuant to a resolution approved by a majority of the Board of Directors or by the Chairman of the Board, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. Stockholders are not permitted to call a special meeting or to require the Board of Directors to call a special meeting of stockholders.

                 Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

                 Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                 Section 1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the Restated Certificate of Incorporation or these By-laws, the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, the holders of such class so present or represented may, by majority vote, adjourn the meeting of such class from time to time in the manner provided by Section 1.4 of these By-laws until a quorum of such class shall be so present or represented. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                 Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board of Directors by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

                 The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

                 Section 1.7. Inspectors. Prior to any meeting of stockholders, the Board of Directors or the President shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

                 Section 1.8. Voting; Proxies. Unless otherwise provided in the Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. If the Restated Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these By-laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. In all other matters, unless otherwise provided by law or by the Restated Certificate of Incorporation or these By-laws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise provided by law or by the Restated Certificate of Incorporation or these By-laws.

                 Section 1.9. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                 In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                 Section 1.10. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

                 Section 1.11. Advance Notice of Stockholder Proposals. At any annual or special meeting of stockholders, proposals by stockholders and persons nominated for election as Directors by stockholders shall be considered only if proper for action at the meeting and if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the Restated Certificate of Incorporation and By-laws of the Corporation. Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a Director of the Corporation at any meeting of stockholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than sixty (60) nor more than ninety (90) days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than seventy (70) days prior to the date of the meeting, such advance notice shall be given not more than ten (10) days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than seventy (70) days in advance of the annual meeting if the Corporation shall have previously disclosed, in these By-laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board of Directors determines to hold the meeting on a different date. Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a Director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), such person's signed consent to serve as a Director of the Corporation if elected, such stockholder's name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule

12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether a proposal is proper for action at the meeting and whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given or the proposal is otherwise not proper for action at the meeting.


                                   ARTICLE II

                               Board of Directors

                 Section 2.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Restated Certificate of Incorporation. The Board of Directors shall consist of three (3) or more members, the number thereof to be determined from time to time by the Board of Directors. Directors need not be stockholders.

                 Section 2.2. Election; Term of Office; Resignation; Removal; Vacancies. The Directors of the Corporation shall be divided into three classes, as nearly equal in number as reasonably possible, as determined by the Board of Directors, with the initial term of office of the first class of such Directors to expire at the first annual meeting of stockholders thereafter, the initial term of office of the second class of such Directors to expire at the second annual meeting of stockholders thereafter and the initial term of office of the third class of such Directors to expire at the third annual meeting thereafter, with each class of Directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed the Directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders in the third year following the year of their election and until their successors have been duly elected and qualified. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain a number of Directors in each class as nearly equal as reasonably possible, but no decrease in the number of Directors may shorten the term of any incumbent Director. Any Director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any Director or the entire Board of Directors may be removed, with cause in accordance with the provisions of the Restated Certificate of Incorporation, by the holders of a majority of the shares then entitled to vote at an election of Directors. Whenever the holders of any class or series of stock are entitled to elect one or more Directors by the Restated Certificate of Incorporation, the provisions of the preceding sentence shall apply to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Unless otherwise provided in the Restated Certificate of Incorporation or these By-laws, vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class or from any other cause shall be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the Restated Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by the sole remaining Director so elected. Any Director elected or appointed to fill a vacancy shall hold office until the next election of the class of Directors of the Director which such Director replaced, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

                 Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notice thereof need not be given.

                 Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board of Directors, if any, by the President or by a majority of the Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

                 Section 2.5. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-law shall constitute presence in person at such meeting.

                 Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Restated Certificate of Incorporation or these By-laws shall require a vote of a greater number. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall be present.

                 Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board of Directors by the President, if a member of the Board of Directors, or if the President is not a member of the Board of Directors or in the President's absence by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

                 Section 2.8. Action by Directors Without a Meeting. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

                 Section 2.9. Compensation of Directors. The stockholders or the Board of Directors may from time to time by resolution fix the fees or other compensation of the Directors for services as such to the Corporation, including attendance at meetings of the Board of Directors or committees of the Board.

                                  ARTICLE III

                                   Committees

                 Section 3.1. Executive Committee. The Board of Directors shall designate an Executive Committee to consist of three or more Directors. The Board of Directors shall designate one of the members of the Executive Committee as Chairman of the Executive Committee. The Executive Committee shall have and may exercise, so far as may be permitted by law, all of the powers and authority of the Board in the management of the business and affairs of the Corporation during the intervals between meetings of the Board of Directors, and may authorize the seal of the Corporation to be affixed to or imprinted on all papers which may require it. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee. The Executive Committee may hold meetings and make rules for the conduct of its business and appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum. The Executive Committee shall keep minutes of its meetings, in which minutes shall be recorded all action taken, and all action of the Executive Committee shall be reported to the Board at the meeting next succeeding such action. The Executive Committee shall also be authorized and empowered to authorize the issue of securities or other instruments of the Corporation including, but not limited to, Common Stock, par value $0.01 per share, of the Corporation.

                 Section 3.2. Finance Committee. The Board of Directors shall designate a Finance Committee to consist of three or more Directors. The Board of Directors shall designate one of the members of the Finance Committee as Chairman of the Finance Committee. The Finance Committee shall have the power to authorize the investment from time to time of the liquid or working assets of the Corporation in readily marketable securities not purchased as a permanent or semi-permanent investment as a part of the Corporation's operations, and to authorize the sale of any such investment. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve, the Finance Committee, and the Finance Committee shall not have power to fill any vacancies in such Committee. The Finance Committee may hold meetings and make rules for the conduct of its business and appoint such committees as it shall from time to time deem necessary. The Finance Committee shall elect its Secretary and may designate such other assistants as it shall from time to time deem necessary. A majority of the members of the Finance Committee shall constitute a quorum. The Finance Committee shall keep minutes of its meetings, in which minutes shall be recorded all action taken, and all action of the Finance Committee shall be reported to the Board at the meeting next succeeding such action.

                 Section 3.3. Audit Committee. The Board of Directors shall designate an Audit Committee to consist of three or more Directors. No Director who is also an officer shall be a member of the Audit Committee. The Board of Directors shall designate one of the members of the Audit Committee as Chairman of the Audit Committee. The Audit Committee shall recommend to the Board a firm of independent public accountants, which shall conduct the annual audit of the accounts of the Corporation, and the nature and scope of the audit, which shall be in accordance with accepted accounting practices, and it shall furnish the Board with a written report at least annually containing its said recommendations and any comments it may desire to make about the financial organization or accounting practices of the Corporation and the qualifications or performance of its past or proposed auditing firm. The Audit Committee shall recommend to the Board policies with regard to avoidance of employee conflicts of interest and shall review the administration of such policies on a regular basis. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve, the Audit Committee, and the Audit Committee shall not have power to fill any vacancies in such Committee. The Audit Committee may hold meetings and make rules for the conduct of its business. The Audit Committee shall elect its Secretary and may designate such other assistants as it shall from time to time deem necessary. A majority of the members of the Audit Committee shall constitute a quorum. The Audit Committee shall keep minutes of its meetings, in which minutes shall be recorded all action taken and all action of the Audit Committee shall be reported to the Board at the meeting next succeeding such action.

                 Section 3.4. Nominating Committee. The Board of Directors shall designate a Nominating Committee to consist of three or more Directors. The Board of Directors shall designate one of the members of the Nominating Committee who is not an officer of the Corporation as Chairman of the Committee. The Nominating Committee shall recommend to the Board prospective members of the Board of Directors. In fulfilling its duties, the Nominating Committee shall consider suggestions from all sources it deems appropriate, including stockholders. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Nominating Committee, and the Nominating Committee shall not have the power to fill any vacancies in such Committee. The Nominating Committee may hold meetings and make rules for the conduct of its business and appoint such committees as it may from time to time deem necessary. The Nominating Committee shall elect its Secretary and may designate such other assistants as it shall from time to time deem necessary. A majority of the members of the Nominating Committee shall constitute a quorum. The Nominating Committee shall keep minutes of its meetings, in which minutes shall be recorded all action taken, and all action of the Nominating Committee shall be reported to the Board at the meeting next succeeding such action.

                 Section 3.5. Human Resources and Compensation Committee. The Board of Directors shall designate a Human Resources and Compensation Committee to consist of three or more Directors. No Director who is an officer of the Corporation or its subsidiaries or who is otherwise employed by, or a consultant to, the Corporation or its subsidiaries shall be a member of the Human Resources and Compensation Committee. The Board of Directors shall designate one of the members of the Human Resources and Compensation Committee as Chairman of such Committee. The Human Resources and Compensation Committee shall (i) establish, implement and monitor the Corporation's program for executive development, succession planning and compensation of Executive Officers and other senior managerial employees of the Corporation and (ii) perform various administrative tasks with respect to certain employee benefit matters. The Human Resources and Compensation Committee shall also be authorized and empowered to authorize the issue of securities or other instruments of the Corporation including, but not limited to, Common Stock, par value $0.01 per share, of the Corporation in connection with any grant, award or other transaction under or in connection with an employee benefit plan maintained or sponsored by the Corporation, its subsidiaries or affiliated companies or under any other compensatory contract, agreement or arrangement to which the Corporation, its subsidiaries or affiliated companies is a party.
The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Human Resources and Compensation Committee, and the Human Resources and Compensation Committee shall not have the power to fill any vacancies in such Committee. The Human Resources and Compensation Committee may hold meetings and make rules for the conduct of its business.
The Human Resources and Compensation Committee shall elect its Secretary and may designate such other assistants as it shall from time to time deem necessary. A majority of the members of the Human Resources and Compensation Committee shall constitute a quorum. The Human Resources and Compensation Committee shall keep minutes of its meetings, in which minutes shall be recorded all action taken, and all action of the Human Resources and Compensation Committee shall be reported to the Board at the meeting next succeeding such action.

                 Section 3.6. Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more other committees, each committee to consist of one or more of the Directors of the Corporation, which shall and may exercise, so far as may be permitted by law, such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the membership of any such committee, to fill vacancies, and to discharge any such committee.

                 Section 3.7. Telephonic Participation in Meetings. Unless otherwise restricted by the Restated Certificate of Incorporation of the Corporation, or these By-laws, any member of any committee designated by the Board may participate in a meeting of such committee through conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-law shall constitute presence in person at such meeting.

                 Section 3.8. Action by Written Consent. Unless otherwise restricted by the Restated Certificate of Incorporation of the Corporation, or by these By-laws, any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all members of such committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of such committee.


                                   ARTICLE IV

                                    Officers

                 Section 4.1. Officers; Election. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a President and a Secretary, and it may, if it so determines, elect from among its members a Chairman of the Board of Directors. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as the Board of Directors may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the Restated Certificate of Incorporation or these By-laws otherwise provide.

                 Section 4.2. Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting or by unanimous written consent.

                 Section 4.3. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these By-laws or in a resolution of the Board of Directors which is not inconsistent with these By-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

                 Section 4.4. Voting Upon Stock in Other Corporations. Unless otherwise ordered by the Board of Directors, the Chairman of the Board or the President or any Executive Vice President or any Vice President or the Secretary or the Treasurer shall have full power and authority on behalf of the Corporation to execute and deliver a proxy or proxies for and/or to attend and to act and to vote at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers upon any other person or persons.


                                   ARTICLE V

                                     Stock

                 Section 5.1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares of stock in the Corporation owned by such holder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                 If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                 Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VI

                                 Miscellaneous

                 Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

                 Section 6.2. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                 Section 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Restated Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Restated Certificate of Incorporation or these By-laws.

                 Section 6.4. Indemnification of Directors, Officers and Employees. The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a Director, officer or employee. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this By-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director, officer or employee as provided above. For purposes of this By-law, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a Director, officer or employee of the Corporation which imposes duties on, or involves services by, such Director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

                 The indemnification and payment of expenses provided by, or granted pursuant to, this Section 6.4 shall not be deemed exclusive of any other rights to which those seeking indemnification or payment of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                 Anything in these By-laws to the contrary notwithstanding, no elimination of this Section 6.4, and no amendment of this Section 6.4 adversely affecting the right of any person to indemnification hereunder, shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this Section 6.4 shall deprive any person of his or her rights hereunder arising out of alleged or actual events or acts occurring prior to such 60th day or actual or alleged failures to act prior to such 60th day.

                 The Corporation shall not, except by elimination or amendment of this Section 6.4 in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this Section 6.4. The indemnification of any person provided by this Section 6.4 shall continue after such person has ceased to be a Director, officer or employee of the Corporation and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

                 Section 6.5. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                 Section 6.6. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                 Section 6.7. Amendment of By-laws. These By-laws may be amended or repealed, and new By-laws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional By-laws and may amend or repeal any By-law whether or not adopted by them.